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                                 EXHIBIT (15)(A)

                RE-EXECUTED AMENDED AND RESTATED DISTRIBUTION AND
    SHAREHOLDER SERVICES PLAN BETWEEN THE REGISTRANT AND BISYS FUND SERVICES





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                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                                 October 1, 1992

                   As Amended and Restated September 21, 1995
                         As Re-Executed February 7, 1997

         This Plan (the "Plan") constitutes the DISTRIBUTION AND SHAREHOLDER SERVICES PLAN of BB&T Mutual Funds Group, a Massachusetts business trust (the "Group"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Part A of the Plan relates to each series (each a "Fund") and class of the units of participation ("Shares") of the Group. Part B of the Plan relates to the Shares of the Class A ("A Shares") and /or Class B ("B Shares") of particular Funds identified on Schedule A hereto, as such may be amended from time to time.

                                     PART A
                                     ------

         1. The Group has entered into a Distribution Agreement (the "Agreement") with BISYS Fund Services (the "Distributor"), under which the Distributor uses all reasonable efforts, consistent with its other business, to secure purchasers for the Group's Shares. Under the Agreement, the Distributor pays the expenses of printing and distributing any prospectuses, reports and other literature used by the Distributor, advertising, and other promotional activities in connection with the offering of the Group's Shares for sale to the public. BISYS Fund Services also serves as the Group's Administrator, under a Management and Administration Agreement with the Fund. It is understood that the Distributor may pay for these expenses from any source available to it, including management and administration fees paid to it by the Group.

         2. The Distributor may, subject to the oversight of the Board of Trustees, make payments to securities dealers and other third parties who engage in the sale of Shares or who render shareholder support services, including but not limited to providing office space, equipment and telephone facilities, answering routine inquiries regarding the Group, processing shareholder transactions and providing such other shareholder services as the Group may reasonably request.

         3. The Group will not make separate payments as a result of this Part A of the Plan to the Distributor or any other party, it being recognized that the Group presently pays, and will continue to pay, a management and administration fee to the Distributor. To the extent that any payments made by the Fund to the Distributor, including payment of management and administration fees, should be deemed to be indirect financing of any activity primarily intended to result in the sale of the Shares issued by the Group within the context of Rule 12b-1 under the 1940 Act, then such payments shall be deemed to be authorized by this Part A of the Plan.





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         4. During the existence of this Part A of the Plan, the Group shall require the Distributor to provide the Group, for review by the Group's Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended (other than amounts expended pursuant to Part B of the Plan) in connection with financing any activity primarily intended to result in the sale of Shares issued by the Group (making estimates of such costs where necessary or desirable) and the purposes for which such expenditures were made.

                                     PART B
                                     ------

         WHEREAS, it is desirable to enable the Group to have flexibility in meeting the investment and Shareholder servicing needs of its future investors; and

         WHEREAS, the Board of Trustees, mindful of the requirements imposed by Rule 12b-1 under the 1940 Act, has determined to effect the Plan for the provision of distribution assistance with respect to the A Shares and B Shares of each Fund listed on Schedule A hereto and for the provision of Shareholder services with respect to the holders of such Shares of each Fund;

         NOW THEREFORE, the Group and BISYS Fund Services (the "Distributor") hereby agree as follows:

         SECTION 1. Each Fund, the A Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its A Shares a distribution and shareholder services fee (the "A Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto or (ii) such fee as may from time to time be agreed upon in writing by the Group and the Distributor. The Distributor may apply the A Share Fee toward the following: (i) compensation for its services in connection with distribution assistance with respect to such Fund's A Shares or for its services in connection with the rendering of Shareholder services to the holders of such Fund's A Shares; (ii) payments to financial institutions and intermediaries (such as insurance companies and investment counselors but not including banks and savings and loan associations), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution assistance or Shareholder services with respect to such Fund's A Shares; or (iii) payments to banks and savings and loan associations, other financial institutions and intermediaries, broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with the provision of Shareholder services to the holders of such Fund's A Shares.

         SECTION 2. Each Fund, the B Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its B Shares a distribution and shareholder services fee (the "B Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto, or (ii) such fee as may be agreed upon in writing by the Group

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and the Distributor. The Distributor may apply the B Share Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to such Fund's B Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of such Fund's B Shares; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to such Fund's B Shares. The maximum amount of the B Share Fee that may be payable by the Fund's B Shares for the aforementioned services and expenses other than services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's B Shares is .75% of the average daily net assets of such Fund's B Shares. The remaining portion of the B Share Fee is payable by the Fund's B Shares only as compensation for services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's B Shares. As provided in the Distribution Agreement, the Distributor may assign its right to receive the B Share Fee to any entity in connection with the sale of a Fund's B Shares.

         SECTION 3. The A Share and B Share Fees shall be accrued daily and payable monthly, and shall be paid by each Fund to the Distributor irrespective of whether such fee exceeds the amounts paid (or payable) by the Distributor pursuant to Sections 1 and 2 of this Part B.

         SECTION 4. The Plan shall not take effect with respect to the A Shares or B Shares of a Fund until it has been approved by a vote of at least a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund's A Shares or B Shares, respectively, subject to the Plan.

         SECTION 5. The Plan shall not take effect with respect to the A Shares or B Shares of a Fund until it has been approved, together with any related agreements, by a vote of a majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of the Trustees who are not "interested persons" of the Group (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on the Plan or such agreement.

         SECTION 6. The Plan shall continue in effect with respect to a class of a Fund for a period of more than one year after it takes effect, provided that such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Section 5.

                                       -3-




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         SECTION 7. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement shall provide to the Trustees of the Group, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         SECTION 8. The Plan may be terminated with respect to the A Shares or B Shares of a Fund at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding A Shares or B Shares, respectively, of that Fund.

         SECTION 9. All agreements with any person relating to the implementation of the Plan shall be in writing and any agreement related to the Plan shall provide:

         A. That such agreement, may be terminated with respect to the A Shares or B Shares of a Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding A Shares or B Shares, respectively, of that Fund, on not more than 60 days' written notice; and

         B. That such agreement shall terminate automatically in the event of its assignment.

         SECTION 10. The Plan may not be amended to increase materially the amount of the A Share or B Share Fee with respect to a Fund without approval by Shareholders and Trustees in the manner provided in Sections 4 and 5 hereof, and all material amendments to the Plan with respect to a Fund shall be approved in the manner provided for approval of the Plan in Section 5.

         SECTION 11. As used herein, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

         SECTION 12. The names "BB&T Mutual Funds Group" and "Trustees of BB&T Mutual Funds Group" refer respectively to the Group created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated October 1, 1987 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of BB&T Mutual Funds Group entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Group personally, but bind only the assets of the Group, and all persons dealing with any series

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and/or class of Shares of the Group must look solely to the assets of the Group belonging to such series and/or class for the enforcement of any claims against the Group.

[SEAL]                            By: BB&T MUTUAL FUNDS GROUP

                                  By:    /S/ Richard B. Ille
                                     ------------------------------
                                  BISYS FUND SERVICES

                                  By:    /S/ J. David Huber
                                     ------------------------------

Dated:  February 7, 1997

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                                                         Dated: February 7, 1997

                                Schedule A to the
                   Distribution and Shareholder Services Plan
                              dated October 1, 1992
                   As Amended and Restated September 21, 1995
                         As Re-Executed February 7, 1997

Name of Funds                                         Compensation*
-------------                                         -------------
The BB&T U.S. Treasury Money Market             Annual rate of fifty one-hundredths of one
Fund -- A Shares                                percent (.50%) of the average daily net assets
                                                of the BB&T U.S. Treasury Money Market Fund.

The BB&T Short-Intermediate U.S.                Annual rate of fifty one-hundredths of one
Government Income Fund -- A Shares              percent (.50%) of the average daily net assets
                                                of the BB&T Short-Intermediate U.S.
                                                Government Income Fund.

The BB&T Intermediate U.S. Government           Annual rate of fifty one-hundredths of one
Bond Fund -- A Shares                           percent (.50%) of the average daily net assets
                                                of the BB&T Intermediate U.S. Government
                                                Bond Fund.

The BB&T Growth and Income Stock                Annual rate of fifty one-hundredths of one
Fund -- A Shares                                percent (.50%) of the average daily net assets
                                                of the BB&T Growth and Income Stock Fund.

The BB&T North Carolina Intermediate            Annual rate of fifty one-hundredths of one
Tax-Free Fund -- A Shares                       percent (.50%) of the average daily net assets
                                                of the BB&T North Carolina Intermediate Tax-Free
                                                Fund.

The BB&T Balanced Fund -- A Shares              Annual rate of fifty one-hundredths of one
                                                percent (.50%) of the average daily net assets
                                                of the BB&T Balanced Fund.

The BB&T Small Company Growth Fund --           Annual rate of fifty one-hundredths of one
A Shares                                        percent (.50%) of the average daily net
                                                assets of the BB&T Small Company Growth Fund.




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
The BB&T International Equity                    Annual rate of fifty one-hundredths of
Fund -- A Shares                                 one percent (.50%) of the average daily
                                                 net assets of the BB&T International
                                                 Equity Fund.

The BB&T Capital Manager Conservative            Annual rate of fifty one-hundredths of
Growth Fund -- A Shares                          one percent (.50%) of the average daily
                                                 net assets of the BB&T Capital Manager
                                                 Conservative Growth Fund.

The BB&T Capital Manager Moderate                Annual rate of fifty one-hundredths of
Growth Fund -- A Shares                          one percent (.50%) of the average daily
                                                 net assets of the BB&T Capital Manager
                                                 Moderate Growth Fund.

The BB&T Capital Manager Growth Fund --          Annual rate of fifty one-hundredths of
A Shares                                         one percent (.50%) of the average daily
                                                 net assets of the BB&T Capital Manager
                                                 Growth Fund.

The BB&T Prime Money Market Fund --              Annual rate of fifty one-hundredths of
A Shares                                         one percent (.50%) of the average daily
                                                 net assets of the BB&T Prime Money Market
                                                 Fund.

The BB&T U.S. Treasury Money Market Fund --      Annual rate of one percent (1.00%) of the
B Shares                                         average daily net assets of the BB&T
                                                 U.S. Treasury Money Market Fund.

The BB&T Short-Intermediate U.S. Government      Annual rate of one percent (1.00%) of the
Fund -- B Shares                                 average daily net assets of the BB&T Short-
                                                 Intermediate U.S. Government Fund.

The BB&T Intermediate U.S. Government Bond       Annual rate of one percent (1.00%) of the
Fund -- B Shares                                 average daily net assets of the BB&T
                                                 Intermediate U.S. Government Bond Fund.

The BB&T Growth and Income Stock Fund --         Annual rate of one percent (1.00%) of the
B Shares                                         average daily net assets of the BB&T Growth
                                                 and Income Stock Fund.

The BB&T North Carolina Intermediate Tax-        Annual rate of one percent (1.00%) of the
Free Fund -- B Shares                            average daily net assets of the BB&T
                                                 North Carolina Tax-Free Fund.




                                       A-2




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

The BB&T Balanced Fund -- B Shares               Annual rate of one percent (1.00%) of the
                                                 average daily net assets of the BB&T
                                                 Balanced Fund.

The BB&T Small Company Growth Fund --            Annual rate of one percent (1.00%) of the
B Shares                                         average daily net assets of the BB&T Small
                                                 Company Growth Fund.

The BB&T International Equity Fund --            Annual rate of one percent (1.00%) of the
B Shares                                         average daily net assets of the BB&T
                                                 International Equity Fund.

The BB&T Capital Manager Conservative            Annual rate of one percent (1.00%) of the
Growth Fund -- B Shares                          average daily net assets of the BB&T Capital
                                                 Manager Conservative Growth Fund.

The BB&T Capital Manager Moderate Growth         Annual rate of one percent (1.00%) of the
Fund -- B Shares                                 average daily net assets of the BB&T Capital
                                                 Manager Moderate Growth Fund.

The BB&T Capital Manager Growth Fund --          Annual rate of one percent (1.00%) of the
B Shares                                         average daily net assets of the BB&T Capital
                                                 Manager Growth Fund.

The BB&T Prime Money Market Fund --              Annual rate of one percent (1.00%) of the
B Shares                                         average daily net assets of the BB&T Prime
                                                 Money Market Fund. [SEAL]




                                         BB&T MUTUAL FUNDS GROUP

                                         By:    /S/ Richard B. Ille
                                            ------------------------------
                                         BISYS FUND SERVICES

                                         By:    /S/ J. David Huber
                                            ------------------------------

     * All fees are computed and paid monthly.

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